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                                                                    EXHIBIT 8(a)

             [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

                                                                January 18, 2001

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

    Re:  TAX OPINION

Ladies and Gentlemen:

    We have acted as counsel to Hewlett-Packard Company ("Parent"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of October 24, 2000 (the "Merger Agreement"), by and among Parent, Beta Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") and Bluestone Software, Inc., a Delaware corporation (the "Company"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 12, 2000 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of the Company (the "Proxy Statement/Prospectus"). This opinion is being furnished to you, at your request, in connection with the provisions of Section 7.2(g) of the Merger Agreement. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

    In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/ Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations and covenants made by Parent, Merger Sub and the Company, including representations and covenants set forth in letters from Parent, Merger Sub and the Company dated the date hereof, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge or belief. For purposes of this opinion, we have assumed: (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations con-cerning the Merger that have come to our attention during our engagement;
(ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents;
(iii) that the Merger will be carried out in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time; (iv) that the Merger will be reported by Parent, Merger Sub and Company on their respective federal income tax returns in a manner consistent with the opinion set forth below and (v) that each of the Merger and the Upstream Merger will qualify as a statutory merger under the applicable laws of the State of Delaware. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the items described above on which we are relying.

    In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions.
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Hewlett-Packard Company
January 18, 2001
Page 2

    Based on and subject to the foregoing, and subject to the assumptions and quali-fications set forth in the discussion in the Proxy Statement/Prospectus under the heading "Material United States Federal Income Tax Consequences," it is our opinion that the Merger will qualify, either alone or taken together with the Upstream Merger, as a "reorganization" within the meaning of Section
368(a) of the Code. This opinion is limited to the tax matters specifically addressed herein. We have not been asked to address, nor have we addressed, any other tax consequences of the Merger, including, but not limited to, any other federal, state, local, foreign, transfer, sales, or use tax consequences. Further, there can be no assurances that the opinion expressed herein will be accepted by the Service or, if challenged, by a court. This opinion is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinion to reflect any changes (including changes that could have retroactive effect) in applicable law or in any fact, information, document, corporate record, covenant, statement, representation or assumption stated herein that becomes untrue or incorrect.

    This letter is being provided to Parent for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the require-ments of Item 601(b)(8) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,

                               /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP